EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.0001 par value per share, of NextDecade Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated:  December 11, 2019

By:

Mubadala Investment Company PJSC

/s/ Marwan Naim Nijmeh

Name: Marwan Naim Nijmeh

Title: Authorized Signatory

Mamoura Diversified Global Holding PJSC

/s/ Marwan Naim Nijmeh

Name: Marwan Naim Nijmeh

Title: Authorized Signatory

Ninteenth Investment Company LLC

/s/ Marwan Naim Nijmeh

Name: Marwan Naim Nijmeh

Title: Authorized Signatory

SCHEDULE A-1

DIRECTORS AND EXECUTIVE OFFICERS OF MUBADALA INVESTMENT COMPANY

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors and each executive officer of Mubadala Investment Company PJSC.  Each director of Mubadala Investment Company PJSC, and, except where indicated below, each executive officer is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is Mubadala Investment Company PJSC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Schedule 13D.

Directors

Name:	Business Address:	Position:

Mohammed Ahmed Al Bowardi	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Minister of State for Defense of United Arab Emirates

Khaldoon Khalifa Al Mubarak	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO and Managing Director, Mubadala Investment Company

Mahmood Ebraheem Al Mahmood	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO of ADS Holding

Suhail Al Mazrouei	P.O. Box 45005, Abu Dhabi, United Arab Emirates	United Arab Emirates Minister of Energy & Industry

Abdulhamid Saeed	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO of First Abu Dhabi Bank

Executive officers

Name:	Position:

Khaldoon Khalifa Al Mubarak	Chief Executive Officer and Managing Director

Waleed Al Mokarrab Al Muhairi	Deputy Chief Executive Officer, Chief Executive Officer of Alternative Investments and Infrastructure

Hommaid Al Shimmari	Deputy Chief Executive Officer, Chief Corporate Human Officer

Carlos Obeid (Lebanon)	Chief Financial Officer

Samer Saleh Halawa (Jordan)	Chief Legal Officer

Ahmed Yahia Al Idrissi (Canada)	Chief Executive Officer, Technology, Manufacturing and Mining

Bani Barhoush (United States)	Chief Executive Officer, Mubadala Capital

Khaled Al Qubaisi	Chief Executive Officer, Aerospace, renewables and ICT

Ahmed Al Calily	Chief Strategy Officer

Mussabeh Al Kaabi	Chief Executive Officer, Petroluem & Petrochemicals

SCHEDULE A-2

DIRECTORS AND EXECUTIVE OFFICERS OF Mamoura Diversified Global Holding PJSC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors of Mamoura Diversified Global Holding PJSC.  Each director of Mamoura Diversified Global Holding PJSC, except where indicated below, is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is Mamoura Diversified Global Holding PJSC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Schedule 13D.

Directors

Name:	Business Address:	Position:

Waleed Al Mokarrab Al Muhairi	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Group CEO & Chief Executive Officer, Alternative Investments and Infrastructure, Mubadala Investment Company

Hommaid Al Shimmari	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Group CEO & Chief Human Capital & Corporate Officer, Mubadala Investment Company

Carlos Obeid (Lebanon)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Financial Officer, Mubadala Investment Company

Samer Halawa (Jordan)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Legal Officer, Mubadala Investment Company

SCHEDULE A-3

DIRECTORS AND EXECUTIVE OFFICERS OF Ninteenth Investment Company LLC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors of Ninteenth Investment Company LLC.  Each director of Ninteenth Investment Company LLC, except where indicated below, is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is Ninteenth Investment Company LLC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Schedule 13D.

Directors

Name:	Business Address:	Position:

Marwan Nijmeh	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Chief Legal Officer, Mubadala Investment Company

Rajesh Gopalkrishnan	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Director, Petroleum and Petrochemicals Platform Finance, Mubadala Investment Company

Khalifa Al Suwaidi	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Executive Director, Refining and Petrochemicals, Mubadala Investment Company